Exhibit 32.1
LODGENET ENTERTAINMENT CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation, individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the LodgeNet’s Annual Report on Form 10-K for the period ended December 31, 2006 (the “Report”).
     Each of the undersigned hereby certifies, to his knowledge, that:
•	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LodgeNet.
     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 13th day of March 2007.

/s/ Scott C. Petersen
Scott C. Petersen
Chief Executive Officer

/s/ Gary H. Ritondaro
Gary H. Ritondaro
Chief Financial Officer

LodgeNet Entertainment Corporation	Form 10-K 2006